Exhibit 99

Sypris Reports Second Quarter Results

Margins Expand on Strong Revenue Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 9, 2011--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its second quarter ended July 3, 2011.

HIGHLIGHTS

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  Revenue increased 35% from the prior year quarter driven by a 48% increase in sales for the Industrial Group.
  Gross profit increased 77% from the prior year period, reflecting a 210% increase in gross profit for the Industrial Group.
  Profit conversion on incremental revenue growth for the Industrial Group exceeded 21% on a year-over-year basis and 20% sequentially.
  The Company entered into a new long-term credit facility to lower its borrowing costs, increase its liquidity and extend loan maturities into 2016.
  The Company announced the opening of a new state-of-the-art Cyber Collaboration Center to serve as a training ground and test-bed for security engineers to develop best practices in ethical hacking and defense tactics.
  Subsequent to quarter-end, the Company announced a new long-term supply agreement to provide drivetrain components to Sisamex Automotrices de Mexico.

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The Company reported revenue of $85.1 million for the second quarter compared to $63.1 million for the prior year period. The Company reported a net loss of $1.6 million, or $0.08 per share, for the second quarter compared to a net loss of $4.3 million, or $0.23 per share, for the prior year period.

For the six months ended July 3, 2011, the Company reported revenue of $160.9 million compared to $126.0 million for the prior year period and net income of $0.5 million, or $0.03 per diluted share, compared to a net loss of $6.7 million, or $0.36 per share.

The Company’s income from continuing operations for the six months ended July 3, 2011 was $1.0 million, or $0.05 per diluted share, as compared to a loss of $6.4 million, or $0.34 per share, for the prior year period. Income from continuing operations for the six months ended July 3, 2011 included a gain of $3.0 million in connection with a settlement regarding prior year volumes with one of its customers.

“Our Industrial Group continued to show important signs of progress during the quarter, with revenue and gross profit increasing on a year-over-year and sequential basis,” said Jeffrey T. Gill, president and chief executive officer. “We expect the improved cost profile and strong operational performance to make a material contribution to the growth and profitability of the Company during 2011 as the commercial vehicle and trailer markets continue to recover.”

“Our Electronics Group continues to be affected by the delayed approval by Congress of the fiscal 2011 Defense Appropriations Bill, as funds have not yet been fully allocated through the various departments and agencies for program use. We continue to expect the eventual recovery of this market as these funds are allocated.”

The Industrial Group

Revenue for our Industrial Group increased 48% to $68.9 million in the second quarter compared to $46.6 million for the prior year period, primarily as a result of increased demand from customers in the commercial vehicle and trailer markets. Gross profit for the quarter increased 210% to $7.1 million, or 10% of revenue, compared to $2.3 million, or 5% of revenue for the same period in 2010, reflecting the positive conversion associated with the increase in revenue and productivity.

The Electronics Group

Revenue for our Electronics Group was $16.2 million in the second quarter compared to $16.5 million in the prior year period, while gross profit for the quarter was $1.0 million, or 6% of revenue, compared to $2.3 million, or 14% of revenue for the same period in 2010. Revenue for the period continued to reflect the impact of the delay in funding for orders as a result of the late enactment of 2011 Federal budget, while gross profit was impacted by unfavorable mix and additional engineering costs for product portfolio improvements.

Outlook

Mr. Gill added, “We will continue to concentrate on the daily execution of our business as we move through 2011. We expect to see strong double digit comparable period growth in the top line of our Industrial Group going forward, as the recovery of the commercial vehicle and trailer markets continue. Our team remains acutely focused on increasing the rate of profit conversion from each revenue dollar, thereby driving further margin expansion and earnings during the year.”

“For our Electronics Group, we expect to see an eventual recovery in the defense market now that the 2011 budget authorization has been enacted and the flow of funds to the various departments and agencies for program use has begun. For the long-term, we will continue to invest in R&D as we focus on delivering solutions for our nation’s rapidly expanding cyber security needs. The impact of these new products and technologies is expected to contribute to the Company’s financial results as early as 2012.”

“The Company is well-positioned and our team is focused on delivering improved operational and financial results during the year.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: declining revenues in our aerospace and defense business lines as we transition from legacy products and services into new market segments and technologies; potential liabilities associated with discontinued operations, including post-closing indemnifications or claims related to business or asset dispositions; adverse determinations by government contracting officers, especially regarding the potential retrofit of certain electronic products with respect to alleged “latent defects,” which are disputed by the Company; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions (in each case including FCPA, OSHA and Federal Acquisition Regulations, among others); breakdowns, relocations or major repairs of machinery and equipment; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; dependence on, recruitment or retention of key employees; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; changes or delays in government or other customer budgets, funding or programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; our inability to successfully launch or sustain new or next generation programs or product features, especially in accordance with budgets or committed delivery schedules; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, compliance with covenants; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; potential weaknesses in internal controls over enterprise risk management; war, terrorism, computer hacking or other cyber attacks, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included in this press release, the company has provided information regarding profit conversion on incremental revenue, which is a non-GAAP financial measure.

Profit conversion on incremental revenue is defined as the change in gross profit as a percentage of the change in net revenue. Management uses this non-GAAP measure in planning and forecasting for future periods.

This non-GAAP measure should not be considered a substitute for our reported results prepared in accordance with GAAP.

RECONCILIATION OF PROFIT CONVERSION ON INCREMENTAL REVENUE (in thousands, except for percent data)

	Three Months Ended
	July 3,	April 3,	July 4,
	2011	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Industrial Group	$68,885	$59,550	$46,571
Electronics Group	16,173	16,260	16,535
Total net revenue	$85,058	$75,810	$63,106
Gross profit:
Industrial Group	$7,080	$5,132	$2,286
Electronics Group	1,031	3,016	2,306
Total gross profit	$8,111	$8,148	$4,592
Net revenue Industrial Group Q2 2010			$46,571
Net revenue Industrial Group Q2 2011			68,885
Net increase in revenue			$22,314
Gross profit Industrial Group Q2 2010			$2,286
Gross profit Industrial Group Q2 2011			7,080
Net increase in gross profit			$4,794
Net increase in gross profit			$4,794
Net increase in revenue			$22,314
Profit conversion			21.5%
Net revenue Industrial Group Q1 2011			$59,550
Net revenue Industrial Group Q2 2011			68,885
Net increase in revenue			$9,335
Gross profit Industrial Group Q1 2011			$5,132
Gross profit Industrial Group Q2 2011			7,080
Net increase in gross profit			$1,948
Net increase in gross profit			$1,948
Net increase in revenue			$9,335
Profit conversion			20.9%

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	July 3,	July 4,
	2011	2010
	(Unaudited)
Revenue	$85,058	$63,106
Net loss	$(1,550)	$(4,264)
Basic loss per common share:
Continuing operations	$(0.08)	$(0.21)
Discontinued operations	-	(0.02)
Net loss per share	$(0.08)	$(0.23)
Diluted loss per common share:
Continuing operations	$(0.08)	$(0.21)
Discontinued operations	-	(0.02)
Net loss per share	$(0.08)	$(0.23)
Weighted average shares outstanding:
Basic	18,833	18,640
Diluted	18,833	18,640

	Six Months Ended
	July 3,	July 4,
	2011	2010
	(Unaudited)
Revenue	$160,868	$126,009
Net income (loss)	$502	$(6,688)
Basic income (loss) per common share:
Continuing operations	$0.05	$(0.34)
Discontinued operations	(0.02)	(0.02)
Net income (loss) per share	$0.03	$(0.36)
Diluted income (loss) per common share:
Continuing operations	$0.05	$(0.34)
Discontinued operations	(0.02)	(0.02)
Net income (loss) per share	$0.03	$(0.36)
Weighted average shares outstanding:
Basic	18,853	18,588
Diluted	19,047	18,588

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 3,	July 4,	July 3,	July 4,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue:
Industrial Group	$68,885	$46,571	$128,435	$90,677
Electronics Group	16,173	16,535	32,433	35,332

Total net revenue	85,058	63,106	160,868	126,009

Cost of sales:
Industrial Group	61,805	44,285	116,223	85,938
Electronics Group	15,142	14,229	28,386	29,711

Total cost of sales	76,947	58,514	144,609	115,649

Gross profit:
Industrial Group	7,080	2,286	12,212	4,739
Electronics Group	1,031	2,306	4,047	5,621

Total gross profit	8,111	4,592	16,259	10,360

Selling, general and administrative	6,810	6,740	13,673	13,072
Research and development	924	320	1,540	473
Amortization of intangible assets	28	28	56	56
Nonrecurring income	—	—	(3,000)	—
Restructuring expense (income), net	130	1,002	(123)	1,415

Operating income (loss)	219	(3,498)	4,113	(4,656)

Interest expense, net	726	583	1,455	1,184
Other expense (income), net	275	(688)	506	(222)
(Loss) income from continuing operations before taxes	(782)	(3,393)	2,152	(5,618)
Income tax expense	768	571	1,200	770
(Loss) income from continuing operations	(1,550)	(3,964)	952	(6,388)
Loss from discontinued operations, net of tax	-	(300)	(450)	(300)

Net (loss) income	$(1,550)	$(4,264)	$502	$(6,688)

Basic income (loss) per share:
Income (loss) per share from continuing operations	$(0.08)	$(0.21)	$0.05	$(0.34)
Income (loss) per share from discontinued operations	-	(0.02)	(0.02)	(0.02)
Net income (loss) per share	$(0.08)	$(0.23)	$0.03	$(0.36)

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.08)	$(0.21)	$0.05	$(0.34)
Income (loss) per share from discontinued operations	-	(0.02)	(0.02)	(0.02)

Net income (loss) per share	$(0.08)	$(0.23)	$0.03	$(0.36)

Weighted average shares outstanding:
Basic	18,833	18,640	18,853	18,588
Diluted	18,833	18,640	19,047	18,588

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	July 3,	December 31,
	2011	2010
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$14,160	$16,592
Accounts receivable, net	54,054	41,434
Inventory, net	38,864	30,264
Other current assets	4,578	5,717

Total current assets	111,656	94,007

Property, plant and equipment, net	65,405	68,590
Restricted cash	3,000	3,000
Goodwill	6,900	6,900
Other assets	7,211	7,195

Total assets	$194,172	$179,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$54,288	$39,488
Accrued liabilities	24,832	22,763
Current portion of long-term debt	—	2,000

Total current liabilities	79,120	64,251

Long-term debt	22,000	21,305
Other liabilities	30,258	34,338

Total liabilities	131,378	119,894

Stockholders’ equity:

Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,016,100 shares issued and 19,922,366 outstanding in 2011 and 19,964,348 shares issued and 19,663,229 outstanding in 2010	200	199
Additional paid-in capital	148,741	148,555
Retained deficit	(74,128)	(74,629)
Accumulated other comprehensive loss	(12,018)	(14,324)
Treasury stock, 93,734 and 301,119 shares in 2011 and 2010, respectively	(1)	(3)

Total stockholders’ equity	62,794	59,798

Total liabilities and stockholders’ equity	$194,172	$179,692

Note: The balance sheet at December 31, 2010 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Six Months Ended

	July 3,	July 4,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$502	$(6,688)
Loss from discontinued operations	(450)	(300)
Income (loss) from continuing operations	952	(6,388)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,285	7,428
Stock-based compensation expense	549	579
Deferred revenue recognized	(3,442)	(3,056)
Deferred loan costs recognized	134	191
Write-off of debt issuance costs	277	—
Gain on the sale of assets	(578)	5
Provision for excess and obsolete inventory	751	197
Other noncash items	1,062	29
Contributions to pension plans	(352)	(223)
Changes in operating assets and liabilities:
Accounts receivable	(12,402)	389
Inventory	(9,352)	(3,677)
Other current assets	1,075	8
Accounts payable	14,765	3,905
Accrued and other liabilities	747	553
Net cash provided by (used in) operating activities	1,471	(60)
Cash flows from investing activities:
Capital expenditures	(2,898)	(630)
Proceeds from sale of assets	575	71
Changes in nonoperating assets and liabilities	34	36
Net cash used in investing activities	(2,289)	(523)
Cash flows from financing activities:
Repayment of former Revolving Credit Agreement	(10,000)	—
Repayment of former Senior Notes	(13,305)	—
Net proceeds from Credit Facility	22,000	—
Payments for deferred loan costs	(373)	—
Proceeds from issuance of common stock	64	—
Net cash used in financing activities	(1,614)	—
Net decrease in cash and cash equivalents	(2,432)	(583)
Cash and cash equivalents at beginning of period	16,592	15,608
Cash and cash equivalents at end of period	$14,160	$15,025

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer